EXHIBIT 5.1

April 18, 2019
Keurig Dr Pepper Inc.
53 South Avenue
Burlington, Massachusetts 01803

Re: Keurig Dr Pepper Inc.
Registration Statement on Form S‑4

Ladies and Gentlemen:
I am Chief Legal Officer, General Counsel and Secretary of Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), and have been requested to furnish this opinion in connection with the Registration Statement on Form S-4 with which this opinion is filed (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to (i) $1,750,000,000 aggregate principal amount of the Company’s 3.551% Senior Notes due 2021 (the “New 2021 Notes”), (ii) $2,000,000,000 aggregate principal amount of the Company’s 4.057% Senior Notes due 2023 (the “New 2023 Notes”), (iii) $1,000,000,000 aggregate principal amount of the Company’s 4.417% Senior Notes due 2025 (the “New 2025 Notes”), (iv) $2,000,000,000 aggregate principal amount of the Company’s 4.597% Senior Notes due 2028 (the “New 2028 Notes”), (v) $500,000,000 aggregate principal amount of the Company’s 4.985% Senior Notes due 2038 (the “New 2038 Notes”) and (vi) $750,000,000 aggregate principal amount of the Company’s 5.085% Senior Notes due 2048 (the “New 2048 Notes,” and, together with the New 2021 Notes, the New 2023 Notes, the New 2025 Notes, the New 2028 Notes and the New 2038 Notes, the “New Notes”), each to be issued under the indenture dated as of May 25, 2018 (the “Base Indenture”), between Maple Escrow Subsidiary, Inc., a Delaware corporation (“Maple”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by (a) in respect of the New 2021 Notes, by the First Supplemental Indenture, dated as of May 25, 2018, among Maple, Maple Parent Holdings Corp., a Delaware corporation, as parent guarantor (the “Parent Guarantor”), and the Trustee (the “First Supplemental Indenture”), (b) in respect of the New 2023 Notes, by the Second Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Second Supplemental Indenture”), (c) in respect of the New 2025 Notes, by the Third Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Third Supplemental Indenture”), (d) in respect of the New 2028 Notes, by the Fourth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Fourth Supplemental Indenture”), (e) in respect of the New 2038 Notes, by the Fifth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Fifth Supplemental Indenture”), (f) in respect of the New 2048 Notes, by the Sixth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Sixth Supplemental Indenture”) and (g) in respect of the assumption of the obligations of Maple by the Company, by the Seventh Supplemental Indenture, dated as of July 9, 2018, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Seventh Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Supplemental Indentures,” and, together with the Base Indenture, the “Indenture”).
The New Notes are to be issued pursuant to an offer to exchange (the “Exchange Offer”) each applicable series of New Notes for an equal aggregate principal amount of the Company’s issued and outstanding 3.551% Senior Notes due 2021, 4.057% Senior Notes due 2023, 4.417% Senior Notes due 2025, 4.597% Senior Notes due 2028, 4.985% Senior Notes due 2038 and 5.085% Senior Notes due 2048 (collectively, the “Old Notes”), as the case may be, in each case as contemplated by the Registration Rights Agreement, dated as of May 25, 2018 (the “Original Registration Rights Agreement”), among Maple and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers of the Old Notes, and as supplemented by the Joinder Agreement to the Registration Rights Agreement, dated July 9, 2018, among the Company, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers of the Old Notes, and the subsidiary guarantors party thereto (together with the Original Registration Rights Agreement, the “Registration Rights Agreement”).
As used herein, “Transaction Agreements” means the Indenture and the global certificates included in the Indenture evidencing the New Notes.
All of the Company’s existing and future subsidiaries that guarantee any indebtedness of the Company guarantee the Old Notes and will guarantee the New Notes immediately following the Exchange Offer and any Old Notes that remain outstanding

EXHIBIT 5.1

following the Exchange Offer, including the subsidiaries identified as the “Covered Guarantors” on Schedule I hereto, which I refer to herein collectively as the “Covered Guarantors.”
In connection with the furnishing of this opinion, I, or attorneys under my supervision upon whom I am relying, have examined (a) a copy of the Registration Statement, (b) copies of the Base Indenture and the Supplemental Indentures and (c) a copy of the Registration Rights Agreement.
I, or attorneys under my supervision upon whom I am relying, also have examined such corporate records of the Company and its subsidiaries (including the Covered Guarantors), such agreements and instruments, such certificates of public officials, such certificates of other officers of the Company, its subsidiaries (including the Covered Guarantors) and other persons, such questions of law and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.
In such examination, except with respect to documents executed by officers of the Company in my presence, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. I also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based on the foregoing, I am of the opinion that:

(i)
Each Covered Guarantor (a) was duly formed and was validly existing and in good standing, (b) had requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (c) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Covered Guarantor is a party.

(ii)
Each Covered Guarantor had the limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Covered Guarantor is a party.

(iii)
The guarantees of each Covered Guarantor have been duly authorized by all requisite limited liability company or limited partnership, as applicable, action on the part of such Covered Guarantor under the laws of the jurisdiction of its formation.

I am a member of the Bar of the State of Texas. The foregoing opinion is limited to the laws of the State of New Jersey, the State of Nevada, and the federal laws of the United States of America.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement to be filed on or about the date hereof. In addition, I consent to the reference to me under the caption “Legal Matters” in the Registration Statement.
This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,
/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer and General Counsel

EXHIBIT 5.1

Schedule I
Covered Guarantors

1.	Americas Beverages Management GP, a Nevada general partnership

2.	Bai Brands LLC, a New Jersey limited liability company